UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2007

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

370 Interlocken Blvd.
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Resignation of Officer; Resignation of Directors

Effective February 16, 2007, Paula L. Rosson resigned as President, Chief Executive and Chief Financial Officer of Fischer Imaging Corporation (the “Company”).

Effective February 16, 2007, each of Todger Anderson, Charlotte Petersen, Gail Schoettler and Taylor Simonton resigned from the Board of Directors of the Company.  None of such resignations were the result of any disagreement with the Company.

(c)-(d) Appointment of Officer and Director.

On February 16, 2007, the Board of Directors of the Company appointed Tom H. Connolly to serve as a director of the Company and effective February 17, 2007, appointed Mr. Connolly as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.  Mr. Connolly, age 62, is expected to serve as the trustee under the Liquidating Chapter 11 Plan of the Company on the effective date of the plan.  Mr. Connolly is currently a the senior member of Connolly, Rosania & Lofstedt, P.C. Mr. Connolly has also been a member of the Panel of Private Trustees for the District of Colorado since 1982 and regularly serves as a trustee in Chapter 7 and Chapter 11 cases.  Mr. Connolly will be paid hourly at his standard hourly rate, currently at $325 an hour.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: February 19, 2007	By:	/s/Tom H. Connolly
Tom H. Connolly
President and Chief Executive Officer